Exhibit 10.1

June 30, 2016

Via email:

John Slebir

General Counsel

VIVUS, Inc.

351 E. Evelyn Ave.

Mountain View, CA 94041

Re:Termination Notice

Dear Mr. Slebir:

This is to confirm our understanding that the date of the termination of the License and Commercialization Agreement between Vivus, Inc. and Auxilium Pharmaceuticals, Inc., an Endo international company, dated October 10, 2013 (the “License Agreement”), is hereby extended to August 31, 2016.

Sincerely,

AUXILIUM PHARMACEUTICALS, INC.ENDO VENTURES LIMITED

/s/ Deanna Voss/s/ Robert Cobuzzi

Deanna VossRobert Cobuzzi

Assistant SecretaryDirector

Accepted and agreed:

VIVUS, INC.

/s/ Mark Oki